Prospectus Supplement Filed pursuant to Rule 424(b)(3)
                                                     Registration No. 333-145082

                          PROSPECTUS SUPPLEMENT NO. 13
                             DATED NOVEMBER 17, 2008
                      (To Prospectus Dated April 17, 2008)

                       LEGEND INTERNATIONAL HOLDINGS, INC.

                       154,895,487 Shares of Common Stock

     This prospectus supplement supplements information contained in, and should be read in conjunction with, that certain Prospectus, dated April 17, 2008, of Legend International Holdings, Inc. (the "Company") as supplemented by Supplement No. 12 thereto dated October 29, 2008, Supplement No. 11 thereto dated September 3, 2008, Supplement No. 10 thereto dated August 13, 2008, Supplement No. 09 thereto dated August 13, 2008, Supplement No. 08 thereto dated August 8, 2008, Supplement No. 07 thereto dated August 8, 2008, Supplement No. 06 thereto dated August 1, 2008, Supplement No. 05 thereto dated July 18, 2008, Supplement No. 03 thereto dated May 22, 2008, Supplement No. 02 thereto dated May 13, 2008 and Supplement No. 01 thereto dated May 8, 2008. This prospectus supplement is not complete without, and may not be delivered or used except in connection with, the original Prospectus and Supplements No. 01 through 12 thereto. The Prospectus relates to the public sale, from time to time, of up to 154,895,487 shares of our common stock by the selling shareholders identified in the Prospectus.

     The information attached to this prospectus supplement modifies and supersedes, in part, the information in the Prospectus, as supplemented. Any information that is modified or superseded in the Prospectus shall not be deemed to constitute part of the Prospectus, except as modified or superseded by this prospectus supplement or Prospectus Supplement No. 01 though 12.

     This prospectus supplement includes the attached Form 10-Q dated November 14, 2008 as filed by us with the Securities and Exchange Commission.

     We may amend or supplement the Prospectus from time to time by filing amendments or supplements as required. You should read the entire Prospectus and any amendments or supplements carefully before you make an investment decision.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this Prospectus Supplement (or the original Prospectus dated April 17, 2008) is truthful or complete. Any representation to the contrary is a criminal offense.

          The date of this prospectus supplement is November 17, 2008.

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 10-Q


(Mark one)

 x QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ----ACT OF 1934

    For the Quarterly Period Ended September 30, 2008

                                       or
    TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ----ACT OF 1934



    For the transition period from ________________ to ________________

                        Commission File Number: 000-32551
                                 --------------
                       LEGEND INTERNATIONAL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)
                                 --------------

              Delaware                                    233067904
    (State or Other Jurisdiction                      (I.R.S. Employer
         of Incorporation)                             Identification
                                                            No.)

     Level 8, 580 St Kilda Road
   Melbourne, Victoria, Australia                           3004
  (Address of Principal Executive                        (Zip Code)
              Offices)

Registrant's telephone number, including area code: 001 (613) 8532 2866

                                 --------------

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. |X| Yes |_| No

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "accelerated filer," "large accelerated filer" and "smaller reporting company" in Rule 12-b2 of the Exchange Act.

(Check one):
Large accelerated filer  |_|     Accelerated filer  |_|
Non-accelerated filer  |X|   Smaller reporting company  |_|

     Indicate by check mark whether the registrant is a shell company (as defined in Rule 12-b2 of the Exchange Act).
|_|  Yes  |X|  No

     There were 226,315 392 shares of common stock outstanding on November 5, 2008.

================================================================================

Table Of Contents

                                                                      PAGE NO
                                                                  --------------

PART I.        FINANCIAL INFORMATION

Item 1         Financial Statements                                      2
Item 2         Management's Discussion and Analysis of
               Financial Condition and Results of Operations            26
Item 3         Quantitative and Qualitative Disclosure about
               Market Risk                                              31
Item 4         Controls and Procedures                                  31

PART II        OTHER INFORMATION

Item 1         Legal Proceedings                                        32
Item 1A        Risk Factors                                             32
Item 2         Unregistered Sales of Equity Securities and Use of
               Proceeds                                                 32
Item 3         Defaults Upon Senior Securities                          32
Item 4         Submission of Matters to a Vote of Security Holders      32
Item 5         Other Information                                        32
Item 6         Exhibits                                                 32


SIGNATURES                                                              33

EXHIBIT INDEX                                                           34

Exh. 31.1           Certification                                       35
Exh. 31.2           Certification                                       37
Exh. 32.1           Certification                                       39
Exh. 32.2           Certification                                       40

                         PART I - FINANCIAL INFORMATION

Item 1.       FINANCIAL STATEMENTS

Introduction to Interim Financial Statements.

The interim financial statements included herein have been prepared by Legend International Holdings, Inc. ("Legend International" or the "Company") without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (The "Commission"). Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. These interim financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

In the opinion of management, all adjustments, consisting of normal recurring adjustments and consolidating entries, necessary to present fairly the financial position of the Company and subsidiaries as of September 30, 2008, the results of its operations for the three and nine month periods ended September 30, 2008 and September 30, 2007, and the changes in its cash flows for the three and nine month periods ended September 30, 2008 and September 30, 2007, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the full year.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Foreign Currency Translation

The functional and reporting currency of the Company is the Australian dollar.


UNLESS OTHERWISE INDICATED, ALL FINANCIAL INFORMATION PRESENTED IS IN AUSTRALIAN DOLLARS.

                       LEGEND INTERNATIONAL HOLDINGS, INC.
                         (An Exploration Stage Company)
                                  Balance Sheet


                                                                                          September 30,           December 31,
                                                                                              2008                    2007
ASSETS                                                                                         A$                      A$
                                                                                        ------------------     -------------------
                                                                                           (unaudited)

Current Assets:
Cash                                                                                          124,036,322              17,088,190
Receivables                                                                                     1,061,938                 507,264
Prepayments                                                                                       510,959                 110,840
                                                                                        ------------------     -------------------

Total Current Assets                                                                          125,609,219              17,706,294
                                                                                        ------------------     -------------------

Non-Current Assets:
Property and Equipment, net (Note 3)                                                            1,857,363                 158,177
Deposits                                                                                        2,108,706                 130,000
Non-Current Receivable                                                                            658,000                       -
                                                                                        ------------------     -------------------

Total Non-Current Assets                                                                        4,624,069                 288,177
                                                                                        ------------------     -------------------

Total Assets                                                                                  130,233,288              17,994,471
                                                                                        ==================     ===================

LIABILITIES

Current Liabilities:
Accounts payable and accrued expenses                                                           1,091,501                 671,384
Lease liability                                                                                   114,388                 273,740
                                                                                        ------------------     -------------------

Total Current Liabilities                                                                       1,205,889                 945,124
                                                                                        ------------------     -------------------

Non Current Liabilities:
Reclamation and Remediation Provision                                                              32,710                  90,000
Lease Liability                                                                                   217,434                       -
                                                                                        ------------------     -------------------

Total Non Current Liabilities:                                                                    250,144                  90,000
                                                                                        ------------------     -------------------

Total Liabilities                                                                               1,456,033               1,035,124
                                                                                        ------------------     -------------------

Commitments (Note 6)

Stockholders' Equity

Common Stock: US$.001 par value, 300,000,000 shares authorized
226,073,698 shares issued (177,068,825 in 2007)                                                   274,739                 223,039
Additional Paid-in-Capital                                                                    153,059,162              30,691,681
Accumulated Other Comprehensive Income                                                             38,490                  38,490
Retained Deficit during development period                                                       (839,463)               (839,463)
Retained Deficit during exploration period                                                    (23,755,673)            (13,154,400)
                                                                                        ------------------     -------------------

Total Stockholders' Equity                                                                    128,777,255              16,959,347
                                                                                        ------------------     -------------------

Total Liabilities and Stockholders' Equity                                                    130,233,288              17,994,471
                                                                                        ==================     ===================



The accompanying notes are an integral part of these financial statements.

                       LEGEND INTERNATIONAL HOLDINGS, INC.
                         (An Exploration Stage Company)
                            Statements of Operations
                                   (Unaudited)




                                                For the three months                 For the nine months                  January 5,
                                                 ended September 30                   ended September 30                        2001
                                                                                                                      (Inception) to
                                                                                                                       September 30,
                                              2008              2007               2008               2007                      2008
                                               A$                A$                 A$                 A$                         A$
                                               --                --                 --                 --                         --
                                           --------------    --------------    ---------------    ---------------    ---------------

Revenues:

Sales                                                  -                 -                  -                  -              6,353
less cost of sales                                     -                 -                  -                  -             (1,362)
                                           --------------    --------------    ---------------    ---------------    ---------------

Gross profit                                           -                 -                  -                  -              4,991

Other income
Interest income                                1,586,828             2,068          1,936,800              6,471          1,962,858
                                           --------------    --------------    ---------------    ---------------    ---------------

                                               1,586,828             2,068          1,936,800              6,471          1,967,849
                                           --------------    --------------    ---------------    ---------------    ---------------

Costs and expenses:
Exploration expenditure                        2,227,340         1,274,519          4,339,553          2,969,928         13,609,465
Legal, accounting and professional               142,573            47,997            450,380            107,296            797,362
Stock based compensation                       1,581,290            84,632          3,540,100            255,579          4,686,997
Loss on equipment written off                          -                 -                  -                  -              3,570
Interest expense                                   2,521            14,009             21,226             47,015            133,357
Administration expenses                        2,040,830           498,186          6,280,787          1,196,894          9,265,817
                                           --------------    --------------    ---------------    ---------------    ---------------

Total costs and expenses                      (5,994,554)       (1,919,343)       (14,632,046)        (4,576,712)       (28,496,568)
                                           --------------    --------------    ---------------    ---------------    ---------------


(Loss) from operations                        (4,407,726)       (1,917,275)       (12,695,246)        (4,570,241)       (26,528,719)

Foreign currency exchange gain/(loss)          3,978,148          (159,460)         2,093,973           (315,995)         1,933,578
                                           --------------    --------------    ---------------    ---------------    ---------------

(Loss) before income taxes                      (429,578)       (2,076,735)       (10,601,273)        (4,886,236)       (24,595,141)
                                           --------------    --------------    ---------------    ---------------    ---------------

Provision for income taxes                             -                 -                  -                  -                  -
                                           --------------    --------------    ---------------    ---------------    ---------------

Net (Loss)                                      (429,578)       (2,076,735)       (10,601,273)        (4,886,236)       (24,595,141)
                                           --------------    --------------    ---------------    ---------------    ---------------

Basic and diluted loss per common shares         A$(0.00)          A$(0.01)           A$(0.06)           A$(0.41)           A$(0.03)
                                           ==============    ==============    ===============    ===============    ===============

Weighted average number of common shares
used in per share calculations               223,807,693       155,186,494         188,188,074        141,566,192         59,224,559
                                           ==============    ==============    ===============    ===============    ===============


The accompanying notes are an integral part of these consolidated financial statements

                       LEGEND INTERNATIONAL HOLDINGS, INC.
                         (An Exploration Stage Company)
                  Statements of Stockholders' Equity (Deficit)
                     for the period ended September 30, 2008


                             Common Stock
                                                                Retained        Retained
                                                           (Deficit) During     (Deficit)    Accumulated
                                               Additional   the Exploration    During the       Other      Stockholders'
                                                Paid-In          Period        Development   Comprehensive    Equity
                                     Par Value   Capital           A$             Period        Income       (Deficit)
                           Shares       A$         A$                              A$             A$            A$
                         -----------------------------------------------------------------------------------------------
Balance, January 5, 2001           -         -          -              -                -                -            -

Shares issued to founder
 for organisation cost
 and services at US$0.05
 per shares                4,297,500     5,550    118,896              -                -                -      124,446
Shares Issued for
 services rendered at
 US$0.05 per share           146,250       189      4,046              -                -                -        4,235
Shares Issued for Cash       616,500       796     17,056              -                -                -       17,852

Net Loss                           -         -          -              -         (131,421)               -     (131,421)
                         -----------------------------------------------------------------------------------------------
Balance, December 31,
 2001                      5,060,250     6,535    139,998              -         (131,421)               -       15,112
Shares Issued for Cash       225,000       291      6,225              -                -                -        6,516
Shares Issued for
 Officer's Compensation   11,250,000    14,529    148,359              -                -                -      162,888

Net Loss                           -         -          -              -         (182,635)               -     (182,635)
                         -----------------------------------------------------------------------------------------------
Balance, December 31,
 2002                     16,535,250    21,355    294,582              -         (314,056)               -        1,881
Shares Issued for
 services rendered at
 US$0.022 per share        5,026,500     6,491    139,065              -                -                -      145,556

Net Loss                           -         -          -              -         (156,965)               -     (156,965)
                         -----------------------------------------------------------------------------------------------
Balance, December 31,
 2003                     21,561,750    27,846    433,647              -         (471,021)               -       (9,528)
Shares Issued for
 services rendered at
 US$0.022 per share        2,004,750     2,589     55,464              -                -                -       58,053
Options Issued for
 services                          -         -    160,672              -                -                -      160,672
Loan forgiveness-former
 major shareholder                 -         -     12,144              -                -                -       12,144

Net Loss                           -         -          -              -         (234,611)               -     (234,611)
                         -----------------------------------------------------------------------------------------------
Balance, December 31,
 2004                     23,566,500    30,435    661,927              -         (705,632)               -      (13,270)
Shares issued on
 cashless exercise of
 options                  17,085,938    22,066    (22,066)             -                -                -            -

Net Loss                           -         -          -              -          (75,508)               -      (75,508)
                         -----------------------------------------------------------------------------------------------
Balance, December 31,
 2005                     40,652,438    52,501    639,861              -         (781,140)               -      (88,778)
Share issued on cashless
 exercise of options      72,281,329    93,336    (93,336)             -                -                -            -
Shares and options
 issued under settlement
 agreement                   112,500       144     35,272              -                -                -       35,416
Shares issued for cash    12,756,734    16,524  3,854,843              -                -                -    3,871,367
Cost of share issues               -         -   (128,376)             -                -                -     (128,376)
Amortisation of Options
 under stock option plan           -         -    115,307              -                -                -      115,307
Net unrealized gain on
 foreign exchange
 translation                       -         -          -              -                -           38,490       38,490

Net Loss                           -         -          -     (4,516,271)         (58,323)               -   (4,574,594)
                         -----------------------------------------------------------------------------------------------
Balance, December 31,
 2006                    125,803,001   162,505  4,423,571     (4,516,271)        (839,463)          38,490     (731,168)


                       LEGEND INTERNATIONAL HOLDINGS, INC.
                         (An Exploration Stage Company)
                  Statements of Stockholders' Equity (Deficit)
                     for the period ended September 30, 2008
                                   (continued)

                             Common Stock

                                                              Retained        Retained
                                                              (Deficit)       (Deficit)     Accumulated
                                                Additional    During the     During the        Other      Stockholders'
                                                 Paid-In     Exploration     Development    Comprehensive     Equity
                                     Par Value    Capital       Period          Period         income        (Deficit)
                           Shares       A$          A$            A$             A$              A$             A$
                         -----------------------------------------------------------------------------------------------
Shares issued for cash    47,686,624    56,438  25,684,666              -               -               -    25,741,104
Cost of share issues               -         -  (1,675,111)             -               -               -    (1,675,111)
Shares issued for
 consulting fees           2,604,200     2,984   1,001,122              -               -               -     1,004,106
Shares issued on
 cashless exercise of
 options                      75,000        85         (85)             -               -               -             -
Shares issued under
 registration rights
 agreement                   200,000       230     364,575              -               -               -       364,805
Shares issued for part-
 settlement of the
 acquisition of rights
 to exploration licences
 under agreement             500,000       545     517,455              -               -               -       518,000
Amortization of options
 under stock option plan           -         -     375,740              -               -               -       375,740

Net Loss                           -         -           -     (8,638,129)              -               -    (8,638,129)
                         -----------------------------------------------------------------------------------------------
Balance, December 31,
 2007                    176,868,825   222,787  30,691,933    (13,154,400)       (839,463)         38,490    16,959,347
Shares issued for cash    42,000,000    44,011 109,984,282              -               -               -   110,028,293
Cost of share issues               -         -  (5,920,448)             -               -               -    (5,920,448)
Shares issued on
 cashless exercise of
 options                   1,283,304     1,368      (1,368)             -               -               -             -
Shares issued on
 exercise of options       5,432,960     5,995  13,717,158              -               -               -    13,723,153
Shares issued for
 consulting fees              30,800        33     147,555              -               -               -       147,588
Shares issued under
 registration rights
 agreement                   457,809       545     899,950              -               -               -       900,495
Amortization of options
 under stock option plan           -         -   3,540,100              -               -               -     3,540,100

Net Loss                           -         -           -    (10,601,273)              -               -   (10,601,273)
                         -----------------------------------------------------------------------------------------------
Balance, September 30,
 2008                    226,073,698   274,739 153,059,162    (23,755,673)       (839,463)         38,490   128,777,255
                         -----------------------------------------------------------------------------------------------

The accompanying notes are integral part of the financial statements.

                       LEGEND INTERNATIONAL HOLDINGS, INC.
                         (An Exploration Stage Company)
                             Statement of Cash Flows


                                                         For the nine months          January 5, 2001
                                                         ended September 30            (Inception) to
                                                                                        September 30,
                                                        2008            2007                     2008
                                                         A$              A$                        A$
                                                         --              --                        --
                                                    -------------  --------------  ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Loss                                             (10,601,273)     (2,809,501)        (24,595,136)
                                                    -------------  --------------  ------------------

Adjustments to reconcile net loss to net cash
 provided (used) by operating activities:
Foreign exchange                                      (2,093,973)        315,995          (1,934,921)
Shares and Options issued for Stock Based
 Compensation
  - Employees                                          3,540,100         255,579           4,686,998
  - Consultants                                          147,588          53,269             531,421
  - Exploration Agreement                                      -               -             518,000
  - Registration Payment Arrangements                    900,494               -           1,265,299
Exploration expenditure                                  326,526         142,215             326,526
Provision for rehabilitation                             (57,290)         90,000              32,710
Depreciation                                              97,004          12,404             117,974
Accrued interest added to principal                            -               -              37,282
Net Change in:
Receivables                                           (1,145,497)        (33,833)         (1,703,402)
Prepayments and deposits                                (940,825)       (295,762)          1,181,665
Accounts Payable and Accrued Expenses                    131,655          (6,400)            938,068
                                                    -------------  --------------  ------------------
Net Cash (Used) In Operating Activities               (9,695,491)     (4,352,769)        (20,960,846)
                                                    -------------  --------------  ------------------

CASH FLOWS FROM INVESTING ACTIVITIES:

Write off of Property and Equipment                            -               -               3,570
Acquisition of Subsidiary                               (326,526)              -            (326,526)
Purchase of Property, Equipment and Motor Vehicle     (1,516,822)       (125,899)         (1,671,387)
Deposits                                              (1,438,000)              -          (1,438,000)
                                                    -------------  --------------  ------------------
Net Cash (Used) In Investing Activities               (3,281,348)       (125,899)         (3,432,343)
                                                    -------------  --------------  ------------------

CASH FLOWS FROM FINANCING ACTIVITIES:

Advances Payable - Affiliates                                  -      (1,271,501)            (26,156)
Repayment of Convertible Debenture                             -               -            (130,310)
Repayment of Shareholder Advance                               -               -                (641)
Proceeds from Convertible Debenture Payable                    -               -             130,310
Shareholder Advance                                            -               -               6,621
Proceeds from Issuance of Stock                      123,751,446       8,816,811         153,388,284
Cost of share issues                                  (5,920,448)       (787,704)         (7,082,573)
Net Borrowing/Repayments from Affiliates                       -               -              50,003
                                                    -------------  --------------  ------------------
Net Cash Provided by Financing Activities            117,830,998       6,757,606         146,335,538
                                                    -------------  --------------  ------------------

Effect of exchange rate changes on cash                2,093,973        (311,303)          2,093,973
                                                    -------------  --------------  ------------------
Net Increase in Cash                                 106,948,132       1,967,635         124,036,322

Cash at Beginning of Period                           17,088,190         839,797                   -
                                                    -------------  --------------  ------------------

Cash at End of Period                                124,036,322       2,807,432         124,036,322
                                                    -------------  --------------  ------------------

Supplemental Disclosures:
Cash paid for interest                                         -          47,015              62,196
Cash paid for income taxes                                     -               -                   -
Stock and options issued for services                    147,588         673,543           1,595,523
Accrued interest and stockholder advances charged
 to paid in capital                                            -               -              12,744
Stock issued for exploration agreement                         -               -             518,000
Stock issued for registration payment arrangement        900,494               -           1,265,299
Equipment obtained through a capital lease               279,368               -             303,949
Capital lease obligation for exploration costs                           362,462             362,462
Interest in relation to capital lease for
 exploration costs                                             -          42,313              42,313
Fair value of warrants issued in connection with
 issuance of capital stock                             1,330,852               -           1,330,852


The accompanying notes are integral part of the financial statements.

                       LEGEND INTERNATIONAL HOLDINGS, INC.
                         (An Exploration Stage Company)
                          Notes to Financial Statements

1. ORGANISATION AND BUSINESS

         Legend International Holdings, Inc, ("the Company"), was incorporated under the laws of the State of Delaware on January 5, 2001.

         Following a change of management in November 2004, the Company developed a new plan of operations for fiscal 2006, which is to engage in mineral exploration and development activities. The Company's current business plan calls for the identification of mineral properties where it can obtain secure title to exploration, development and mining interests. The Company's preference is to identify large minerals deposits with low operating costs. At the beginning of 2006, the Company expanded its areas of interest to include diamond exploration activities and in July 2006, the Company completed the acquisition of certain diamond mining tenements in Northern Australia. Since that time, the Company has identified that those mining tenements in Northern Australia also have potential for uranium and base metals. In November 2007 and February 2008, the Company acquired mining tenements prospective for phosphate in the State of Queensland, Australia. Since that time, the Company has focussed its primary activities on phosphate in the State of Queensland, Australia

         The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has incurred net losses since its inception.

Exploration Stage Enterprise

         The Company is an exploration stage enterprise. The Company is devoting all of its present efforts in securing and establishing its exploration business through field sampling and drilling programs in the State of Queensland and the Northern Territory of Australia.

2. RECENT ACCOUNTING PRONOUNCEMENTS

         In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements which provides enhanced guidance for using fair value to measure assets and liabilities. SFAS No. 157 provides a common definition of fair value and establishes a framework to make the measurement of fair value in generally accepted accounting principles more consistent and comparable. SFAS No. 157 also requires expanded disclosures to provide information about the extent to which fair value is used to measure assets and liabilities, the methods and assumptions used to measure fair value, and the effect of fair value measures on earnings. SFAS No. 157 is effective for financial statements issued in fiscal years beginning after November 15, 2007 and for interim periods within those fiscal years. In February 2008, the FASB staff issued Staff Position No. 157-2 "Effective date of FASB Statement No. 157" ("FSP FAS 157-2"). FSP FAS 157-2 delayed the effective date of FAS 157 for nonfinancial assets and nonfinancial liabilities, except for items that are recognised or disclosed at fair value in the financial statements on a recurring basis (at least annually). The provisions of FSP FAS 157-2 are effective for the Company's fiscal year beginning January 1, 2009. The adoption of this interpretation has not and is not expected to have a material impact on the Company's future reported financial position or results of operations.

         In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities-Including an Amendment of FASB Statement No. 115", which permits companies to choose to measure many financial instruments and certain other items at fair value. The provisions of SFAS 159 were adopted January 1, 2008. The Company did not elect the Fair Value Option for any of its financial assets or liabilities and therefore, the adoption of SFAS 159 had no impact on the Company's consolidated financial position, results or operations or cash flows.

         In December 2007, the FASB issued SFAS No. 141(R), "Business Combinations" ("SFAS 141(R)"), which replaces SFAS 141. SFAS 141(R) requires assets and liabilities acquired in a business combination, contingent consideration, and certain acquired contingencies to be measured at their fair values as of the date of acquisition. SFAS 141(R) also requires that acquisition-related costs and restructuring costs be recognized separately from the business combination. SFAS 141(R) is effective for fiscal years beginning after December 15, 2008 and will be effective for business combinations entered into after January 1, 2009. The Company is currently evaluating the potential impact of adopting this statement on the Company's financial position, results of operations or cash flows.

         In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements - an Amendment of ARB No. 51" ("SFAS 160"). SFAS 160 clarifies the accounting for noncontrolling interests and establishes accounting and reporting standards for the noncontrolling interest in a subsidiary, including classification as a component of equity. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The Company is currently evaluating the potential impact of adopting this statement on the Company's consolidated financial position, results of operations and cash flows.

      In December 2007, the FASB issued FASB Statement No. 141(R), "Business Combinations" ("FAS 141(R)") which amends FAS 141, and provides revised guidance for recognizing and measuring identifiable assets and goodwill acquired, liabilities assumed, and any noncontrolling interest in the acquiree. It also provides disclosure requirements to enable users of the financial statements to evaluate the nature and financial effects of the business combination. FAS 141(R) is effective for the Company's fiscal year beginning January 1, 2009 and is to be applied prospectively. The Company is currently evaluating the potential impact of adopting this statement on the Company's consolidated financial position, results of operations or cash flows.

         In March 2008, the FASB issued SFAS No. 161 "Disclosure about Derivative Instruments and Hedging Activities - an amendment of FASB statements No. 133" ("SFAS 161") which provides revised guidance for enhanced disclosures about how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under FAS 133, and how derivative instruments and the related hedged items affect and entity's financial position, financial performance and cash flows. SFAS 161 is effective for the Company's fiscal year beginning January 1, 2009. The Company does not currently have any derivative instruments and is not involved in any hedging activities.

         In May 2008, the FASB issued SFAS No. 162 "The Hierarchy of Generally Acceptable Accounting Principles" ("SFAS 162"). SFAS 162 identifies the source of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of non-governmental entities that are presented in conformity with generally accepted accounting principles in the United States. This statement is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU
Section 411, "The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles". Although the Company will continue to evaluate the application of SFAS 162, the Company does not currently believe the adoption of SFAS 162 will have a material impact on its financial statements.

3. PROPERTY AND EQUIPMENT

         Property and equipment is stated at cost. Depreciation is computed over a period covering the estimated useful life of the applicable property and equipment.

                                                At September 30, 2008                 At December 31, 2007
                            Depreciable               Accumulated  Net Book                Accumulated  Net Book
                               Life           Cost   Depreciation       Value       Cost  Depreciation      Value
                            (in years)          A$             A$          A$         A$            A$         A$
Leasehold Improvements         1-2          16,732         (1,065)      15,666     16,732         (105)     16,627
Motor Vehicles                  5          463,024        (47,169)     415,855    104,782      (13,114)     91,668
Equipment                      1-10        301,582        (32,472)     269,110     57,633       (7,751)     49,882
Lear Jet                        5        1,100,000        (37,268)   1,062,732          -             -          -
Construction in Progress                    94,000              -       94,000          -             -          -
                                        ==========================================================================
                                         1,975,338       (117,975)   1,857,363    154,566      (20,970)    158,177
                                        ==========================================================================


         The depreciation expense for the nine months ended September 30, 2008 amounted to A$97,004 and for the nine months ended September 30, 2007 amounted to A$12,404.

DEPOSITS

         Deposits held by the Company as at September 30, 2008:
                                                                         2008
                                                                           A$

         Application for shares                                       500,000

         Term Deposit as security for a Banker's Undertaking          500,000

         Other                                                          3,206

         Property Acquisition                                         938,000

         Cash deposits  provided to Government  Departments
         for the purpose of  guaranteeing  the  Company's
         performance  in  accordance  with
         mining law                                                   167,500
                                                           -------------------

                                                                    2,108,706
                                                           ===================

5. STOCKHOLDERS EQUITY

Common Stock

         In January 2001, 4,297,500 common shares were issued to the Company's founder for organization cost valued at A$124,446 (US$95,500), and 146,250 common shares were issued to a related party in exchange for consulting fee valued at A$4,235 (US$3,250).

         In March 2002, 11,250,000 common shares were issued to the Company's founder in exchange for present and future services valued at A$162,888 (US$125,000).

         In April 2002, the Company closed its offering under its registration statement filed with the United States Securities and Exchange Commission to sell up to 4,500,000 shares of its common stock at US$0.022 per share, which became effective on April 11, 2001. The Company sold 841,500 shares (616,500 shares in 2001 and a further 225,000 shares in 2002) of its common stock under the offering.

         In 2003, a total of 5,026,500 common shares were issued to the Company's sole officer and director for services valued at A$145,556 (US$111,700) or A$0.029 (US$0.022) per share.

         In 2004, a total of 2,004,750 common shares were issued to the Company's former sole officer and director for services valued at A$58,053 (US$44,550) or A$0.029 (US$0.022) per share.

         In December 2004, the Company issued to Renika Pty Limited ("Renika"), a company associated with Mr J I Gutnick, 20,250,000 options to be converted into 20,250,000 shares of common stock, at an exercise price of US$0.022 and a latest exercise date of December 2009 for services to be rendered to the Company. The Company undertook a Black Scholes valuation of these options using a A$0.029 (US$0.022) exercise price, US$0.022 market price, 5 year life, risk free interest rate of 5.155% and a volatility of 16.7%. The 20,250,000 options were valued at A$160,672 (US$123,300) or A$0.008 (US$0.006) each. The stock options were issued for services rendered, to be rendered and for agreeing to provide financial assistance to the Company (not the actual provision of financial assistance). The issue of the stock options was not contingent upon any further services or events. The stock options are not forfeitable if the services or financial assistance are not provided. Accordingly, the value of the stock options were expensed during 2004.

         In September 2005, Renika exercised the 20,250,000 options using the cashless exercise feature and were issued 17,085,937 shares of common stock.

         Effective as of December 12, 2005, the Board of Directors of Company approved the distribution to all stockholders for no consideration of an aggregate of 36,135,500 non-transferable options, each of which is exercisable to purchase one share of common stock of the Company at an exercise price of US$0.25 cents per share with a latest exercise date of December 31, 2012. The options were issued on a pro-rata basis to all stockholders of record on December 31, 2005 on the basis of two (2) options for every one (1) share of common stock owned by a stockholder on the record date. The options may not be exercised until the shares underlying the options are registered under federal and state securities laws.

         At December 31, 2005 the Company had outstanding 36,135,500 options and as at December 31, 2006, the Company had outstanding 1,388,280 options, each of which is exercisable to purchase one share of common stock at US$0.25 per share. The options cannot be exercised, other than using the cashless exercise feature, until the Company registers the shares of common stock to be issued upon exercise of the options in accordance with the Securities Act of 1933, asamended and any applicable state securities laws. The only exception is in the case of a cashless exercise.

         Effective July 21, 2006, Legend issued 71,730,079 shares of common stock to Renika Pty Ltd ("Renika"), a company associated with Mr. J I Gutnick, President of Legend, following the cashless exercise of 34,778,220 options. The shares of common stock issued are restricted shares.

         Between September 19, 2006 and November 17, 2006, Legend issued 11,703,728 shares of common stock at a placement price of US$0.22 per share raising A$3,384,709. The securities were issued pursuant to a private placement and are issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended ("The Act") under Section 4(2) of the Act.

         Effective November 30, 2006, Legend issued a further 112,500 shares of common stock and 50,000 options with an exercise price of A$0.25 per option and a latest exercise date of December 12, 2012 for no consideration to settle outstanding matters with an external party.

         Effective December 31, 2006, Legend issued a further 1,053,000 shares of common stock at a placement price of US$0.33 raising A$445,705 (US$351,000). The securities were issued pursuant to a private placement and are issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended ("the Act") under Section 4 (2) of the Act.

         In December 2006, 19,000 options issued with no exercise price were exercised and the Company issued 24,750 shares of common stock.

         In December 2006, 351,000 options were exercised using the cashless exercise feature and the Company issued 526,500 shares of common stock.

         Between January 1, 2007 and September 30, 2007, Legend issued a further 29,136,624 shares of common stock at a placement price of US$0.25 raising A$8,816,411 (US$7,226,906). The securities were issued pursuant to a private placement and are issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933 as amended ("The Act") under Section 4(2) of the Act.

         Effective June 15, 2007, Legend issued a further 200,000 shares of common stock for consulting fees amounting to A$59,074 (US$50,000).

         Between July 1, 2007 and September 30, 2007, Legend issued a further 2,150,200 shares of common stock for consulting fees amounting to A$614,469 (US$537,550).

         On December 12, 2007, Legend issued a further 18,750,000 shares of common stock at a placement price of US$0.80 per share raising A$16,924,292 (US$15,000,000). The securities were issued pursuant to a private placement and are issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933 as amended ("The Act") under Section 4(2) of the Act.

         Between October 1, 2007 and December 31, 2007, Legend issued a further 500,000 shares of common stock for part settlement of acquisition of exploration permits amounting to A$518,000 (US$475,000).

         Between October 1, 2007 and December 31, 2007, Legend issued a further 254,000 shares for consulting fees amounting to A$330,564 (US$289,420).

         Between October 1, 2007 and December 31, 2007, Legend issued a further 200,000 shares of common stock as a result of delays in lodging a registration statement amounting to A$364,805 (US$318,000).

         Between January 1, 2008 and June 30, 2008, Legend issued a further 457,809 shares of common stock as a result of delays in lodging a registration statement amounting to A$900,494 (US$757,015).

         On June 3, 2008, Legend issued 42,000,000 shares of common stock at a placement price of US$2.50 per share raising A$110,028,293 (US$105,000,000) (the "BMO Offering"). The securities were issued pursuant to a private placement and are issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933 as amended ("The Act") under Section 4(2) of the Act. The direct costs of the offering totalled approximately A$5,920,448. As additional consideration, the Company issued to the agents 840,000 warrants to purchase common stock with an exercise price of US$2.50 per warrant. The warrants are exercisable at any time up to June 3, 2010.

         Between April 1, 2008 and June 30, 2008, 1,332,000 options were exercised using the cashless exercise feature and the Company issued 1,274,584 shares of common stock.

         Between April 1, 2008 and June 30, 2008, 108,000 options were exercised for US$0.111, total amount received A$12,544 (US$11,988.00) and the Company issued 108,000 shares of common stock.

         Between April 1, 2008 and June 30, 2008, Legend issued a further 30,800 shares for consulting fees amounting to A$147,588 (US$138,600).

         Between July 1, 2008 and September 30, 2008, 9,000 options were exercised using the cashless exercise feature and the Company issued 8,720 shares of common stock.

         Between July 1, 2008 and September 30, 2008, 324,960 options were exercised for US$0.111, total amount received A$38,518 (US$36,071) and the Company issued 324,960 shares of common stock.

         Effective July 14, 2008, the Company entered into a Shares Option Agreement with the Indian Farmers Fertilizer Cooperative Limited ("IFFCO") to finance its operations.

         Under the Share Options Agreement, IFFCO received options to purchase 30 million shares of Common Stock of the Company on the following terms:

         a. 5,000,000 options, at an exercise price of US$2.50 per share and expiring 60 days from July 11, 2008;

         b. 8,000,000 options, at an exercise price of US$3.00 per share and expiring 12 months from July 11, 2008;

         c. 8,000,000 options, at an exercise price of US$3.50 per share and expiring 18 months from July 11, 2008;

         d. 9,000,000 options, at an exercise price of US$4.00 per share and expiring 24 months from July 11, 2008.

         During the third quarter of 2008, the 5,000,000 options issued to IFFCO, at an exercise price of US$2.50 per share and expiring 60 days from July 11, 2008 were exercised on August 11, 2008 and pursuant to the Share Options Agreement, IFFCO received a 1.2% discount on the exercise price. The total amount received was A$13,672,091 (US$12,350,000) and the Company issued 5,000,000 shares of common stock.

         The total remaining proceeds amount to US$88 million, and when exercised will be utilized to fund expenditure related to the Company's phosphate project.

         The Company accounts for these options as a financing activity and accordingly, records all proceeds upon exercise of such options within shareholders equity.

         The Share Options Agreement also gives IFFCO a pre-emptive right to acquire its pro rata share of future issuances of Common Stock by the Company, with certain exceptions.

Share Bonus Issue

         Effective November 17, 2006, Legend issued one (1) new bonus share of common stock for every two (2) shares of common stock outstanding on the record at that date. The issue of the new bonus shares of common stock were on a pro-rate basis to all shareholders. As a result, the Company issued 27,599,722 shares of its common stock.

         Effective December 31, 2006, Legend issued one (1) new bonus share of common stock for every two (2) shares of common stock outstanding on the record at that date. The issue of the new bonus shares of common stock were on a pro-rata basis to all shareholders. As a result, the Company issued 41,934,337 shares of its common stock.

         The Company has accounted for these two bonus issues as a stock split and accordingly, all share and per share data has been retroactively restated.

Issue of Options under Equity Incentive Plan

(i) Effective September 19, 2006, the Company issued 8,100,000 options over shares of common stock to Directors, Executives and Consultants under the 2006 Equity Incentive Plan that has been adopted by the Directors of the Company. The options will vest: 1/3 after 12 months, 1/3 after 24 months and the balance of 1/3 after 36 months. The exercise price of the options is US$1.00 for the President and Chief Executive Officer and one other participant; and for all other participants, US$0.444 for 50% of the options and US$1.00 for the balance of 50% of the options. The latest exercise date for the options is September 19, 2016.

         The Company has accounted for all options issued based upon their fair market value using the Binomial pricing model.

         An external consultant has calculated the fair value of the 8,100,000 options using the Binomial valuation method using the following inputs:


-------------------------------------------------------------------------------------------------------------------
Grant date                Sept 19, 2006  Sept 19, 2006  Sept 19, 2006  Sept 19, 2006  Sept 19, 2006  Sept 19, 2006
-------------------------------------------------------------------------------------------------------------------
Grant date share price      US$0.222       US$0.222       US$0.222       US$0.222       US$0.222       US$0.222
-------------------------------------------------------------------------------------------------------------------
Vesting date              Sept 19, 2007  Sept 19, 2007  Sept 19, 2008  Sept 19, 2008  Sept 19, 2009  Sept 19, 2009
-------------------------------------------------------------------------------------------------------------------
Expected life in years        5.50           5.50           6.00           6.00           6.50           6.50
-------------------------------------------------------------------------------------------------------------------
Risk-free rate                4.69%          4.69%          4.69%          4.69%          4.69%          4.69%
-------------------------------------------------------------------------------------------------------------------
Volatility                     60%            60%            60%            60%            60%            60%
-------------------------------------------------------------------------------------------------------------------
Exercise price              US$0.444        US$1.00       US$0.444        US$1.00       US$0.444        US$1.00
-------------------------------------------------------------------------------------------------------------------
Call option value            US$.09         US$.05         US$.10         US$.06         US$.10         US$.06
-------------------------------------------------------------------------------------------------------------------

         The Company adopted revised SFAS No.123, Share-Based payment, which addresses the accounting for share-based payment transactions in which a company receives employee services in exchange for (a) equity instruments of that company or (b) liabilities that are based on the fair value of the company's equity instruments or that may be settled by the issuance of such equity instruments.


                                                      Options    Option Price Per   Weighted Average
                                                      -------               Share     Exercise Price
                                                                              US$                US$
                                                                              ---                ---
Outstanding at January 1, 2006                              -                   -                  -
Granted                                             8,100,000          0.444-1.00               0.69
Forfeited                                                   -                   -                  -
                                            ---------------------------------------------------------
Outstanding at December 31, 2006                    8,100,000          0.444-1.00               0.69
Granted                                                     -                   -                  -
Forfeited                                          (1,800,000)                  -                  -
                                            ---------------------------------------------------------
Outstanding at December 31, 2007                    6,525,000          0.444-1.00               0.69
Granted                                                     -                   -                  -
Forfeited                                            (337,500)                  -                  -
                                            ---------------------------------------------------------
Outstanding at September 30, 2008                   6,187,500          0.444-1.00               0.69
                                            ---------------------------------------------------------
Options exercisable at September 30, 2008           4,124,988          0.444-1.00               0.69
                                            ---------------------------------------------------------

         The range of exercise price is US$0.444 to US$1.00 per option. The weighted average per option fair value of options granted during 2006 was US$0.07 and the weighted average remaining contractual life of those options at September 30, 2008 is 8 years.

         The remaining value of the outstanding options equates to A$65,103 (US$49,010) and is being amortised over the vesting periods.

         For the nine months ended September 30, 2008, the amortization amounted to A$89,748 (US$67,562), including adjustment for forfeited options.

(ii) Effective May 16, 2007, the Company issued 862,500 options over shares of common stock to employees under the 2006 Equity Incentive Plan that has been adopted by the Directors of the Company. The options will vest: 1/3 after 12 months, 1/3 after 24 months and the balance of 1/3 after 36 months. The exercise price of the options is US$0.444 for 50% of the options and US$1.00 for the balance of 50% of the options. The latest exercise date for the options is May 16, 2017.

         The Company has accounted for all options issued based upon their fair market value using the Binomial pricing model.

         An external consultant has calculated the fair value of the 862,500 options using the Binomial valuation method using the following inputs:

----------------------------------------------------------------------------------------------------------------
Grant date                May 16, 2007   May 16, 2007  May 16, 2007   May 16, 2007  May 16, 2007   May 16, 2007
----------------------------------------------------------------------------------------------------------------
Grant date share price      US$0.25        US$0.25        US$0.25       US$0.25        US$0.25       US$0.25
----------------------------------------------------------------------------------------------------------------
Vesting date              May 16, 2008   May 16, 2008  May 16, 2009   May 16, 2009  May 16, 2010   May 16, 2010
----------------------------------------------------------------------------------------------------------------
Expected life in years        5.50           5.50          6.00           6.00          6.50           6.50
----------------------------------------------------------------------------------------------------------------
Risk-free rate               4.92%          4.92%          4.92%         4.92%          4.92%         4.92%
----------------------------------------------------------------------------------------------------------------
Volatility                    60%            60%            60%           60%            60%           60%
----------------------------------------------------------------------------------------------------------------
Exercise price              US$0.444       US$1.00       US$0.444       US$1.00       US$0.444       US$1.00
----------------------------------------------------------------------------------------------------------------
Call option value          US$0.1111       US$0.064      US$0.117       US$0.072      US$0.124       US$0.079
----------------------------------------------------------------------------------------------------------------

                                           Options   Option Price        Weighted
                                           -------       Per Share        Average
                                                               US$  Exercise Price
                                                               ---             US$
                                                                               ---
                                  ---------------- --------------- ---------------
Outstanding at January 1, 2007                  -                -               -
Granted                                   862,500       0.444-1.00            0.69
Forfeited                                (187,500)               -               -
                                  ------------------------------------------------
Outstanding at December 31, 2007          675,000       0.444-1.00            0.69
Forfeited                                (300,000)               -               -
                                  ------------------------------------------------
Outstanding at September 30, 2008         375,000       0.444-1.00            0.69
                                  ------------------------------------------------
Options exercisable at September
 30, 2008                                 125,000       0.444-1.00            0.69
                                  ------------------------------------------------


         The range of exercise price is US$0.444 to US$1.00 per option. The weighted average per option fair value of options granted during 2007 was US$0.0945 and the weighted average remaining contractual life of those options at September 30, 2008 is 9 years. A retention rate of 56.52% was applied based on personnel retention history for persons in this class of participants by AXIS Consultants Pty Ltd.

         The remaining value of the outstanding options including employee retention factor equates to A$12,646 (US$10,521) and is being amortised over the vesting periods.

         For the nine months ended September 30, 2008, the amortization amounted to A$14,019 (US$11,664).

(iii) Effective September 10, 2007, the Company issued 300,000 options over shares of common stock to employees under the 2006 Equity Incentive Plan that has been adopted by the Directors of the Company. The options will vest: 1/3 after 12 months, 1/3 after 24 months and the balance of 1/3 after 36 months. The exercise price of the options is US$0.444 for 50% of the options and US$1.00 for the balance of 50% of the options. The latest exercise date for the options is September 10, 2017.

         The Company has accounted for all options issued based upon their fair market value using the Binomial pricing model.

         An external consultant has calculated the fair value of the 300,000 options using the Binomial valuation method using the following inputs:


----------------------------------------------------------------------------------------------------------
Grant date             Sept 10, 2007 Sept 10, 2007 Sept 10, 2007 Sept 10, 2007 Sept 10, 2007 Sept 10, 2007
----------------------------------------------------------------------------------------------------------
Grant date share price    US$1.25       US$1.25       US$1.25       US$1.25       US$1.25       US$1.25
----------------------------------------------------------------------------------------------------------
Vesting date           Sept 10, 2008 Sept 10, 2008 Sept 10, 2009 Sept 10, 2009 Sept 10, 2010 Sept 10, 2010
----------------------------------------------------------------------------------------------------------
Expected life in years     5.50          5.50          6.00          6.00          6.50          6.50
----------------------------------------------------------------------------------------------------------
Risk-free rate            4.637%        4.637%        4.637%        4.637%        4.637%        4.637%
----------------------------------------------------------------------------------------------------------
Volatility                  60%           60%           60%           60%           60%           60%
----------------------------------------------------------------------------------------------------------
Exercise price           US$0.444       US$1.00      US$0.444       US$1.00      US$0.444       US$1.00
----------------------------------------------------------------------------------------------------------
Call option value        US$0.098      US$0.079      US$0.100      US$0.081      US$0.101      US$0.083
----------------------------------------------------------------------------------------------------------



                                          Options   Option Price        Weighted
                                          -------       Per Share        Average
                                                              US$  Exercise Price
                                                              ---             US$
                                                                              ---
Outstanding at January 1, 2007                  -               -               -
                                  -----------------------------------------------
Granted                                   300,000      0.444-1.00            0.69
                                  -----------------------------------------------
Forfeited                                       -               -               -
                                  -----------------------------------------------
Outstanding at December 31, 2007          300,000      0.444-1.00            0.69
                                  -----------------------------------------------
Outstanding at September 30, 2008         300,000      0.444-1.00            0.69
                                  -----------------------------------------------
Options exercisable at September
 30, 2008                                 100,000      0.444-1.00            0.69
                                  -----------------------------------------------



         The range of exercise price is US$0.444 to US$1.00 per option. The weighted average per option fair value of options granted during 2007 was US$0.9033 and the weighted average remaining contractual life of those options at September 30, 2008 is 9 years. A forfeiture rate of 50% was applied for the third year based on personnel retention history for persons in this class of participants by AXIS Consultants Pty Ltd.

         The remaining value of the outstanding options including employee retention factor equates to A$87,740 (US$72,570) and is being amortised over the vesting periods.

         For the nine months ended September 30, 2008, the amortization amounted to A$129,423 (US$107,055).

(iv) Effective December 19, 2007, the Company issued 300,000 options over shares of common stock to employees under the 2006 Equity Incentive Plan that has been adopted by the Directors of the Company. The options will vest: 1/3 after 12 months, 1/3 after 24 months and the balance of 1/3 after 36 months. The exercise price of the options is US$0.444 for 50% of the options and US$1.00 for the balance of 50% of the options. The latest exercise date for the options is December 19, 2017.

         The Company has accounted for all options issued based upon their fair market value using the Binomial pricing model.

         An external consultant has calculated the fair value of the 300,000 options using the Binomial valuation method using the following inputs:


----------------------------------------------------------------------------------------------------
Grant date             Dec 19, 2007 Dec 19, 2007 Dec 19, 2007 Dec 19, 2007 Dec 19, 2007 Dec 19, 2007
----------------------------------------------------------------------------------------------------
Grant date share price   US$0.95      US$0.95      US$0.95      US$0.95      US$0.95      US$0.95
----------------------------------------------------------------------------------------------------
Vesting date           Dec 19, 2008 Dec 19, 2008 Dec 19, 2009 Dec 19, 2009 Dec 19, 2010 Dec 19, 2010
----------------------------------------------------------------------------------------------------
Expected life in years     5.50         5.50         6.00         6.00         6.50         6.50
----------------------------------------------------------------------------------------------------
Risk-free rate            4.92%        4.92%        4.92%        4.92%        4.92%        4.92%
----------------------------------------------------------------------------------------------------
Volatility                 60%          60%          60%          60%          60%          60%
----------------------------------------------------------------------------------------------------
Exercise price           US$0.444     US$1.00      US$0.444     US$1.00      US$0.444     US$1.00
----------------------------------------------------------------------------------------------------
Call option value        US$0.70      US$0.54      US$0.71      US$0.56      US$0.72      US$0.58
----------------------------------------------------------------------------------------------------

                                         Options   Option Price        Weighted
                                         -------       Per Share        Average
                                                             US$  Exercise Price
                                                             ---             US$
                                                                             ---
Outstanding at January 1, 2007                 -               -               -
Granted                                  300,000      0.444-1.00            0.69
Forfeited                                      -               -               -
                                 -----------------------------------------------
Outstanding at December 31, 2007         300,000      0.444-1.00            0.69
                                 -----------------------------------------------
Outstanding at September 30, 2008        300,000      0.444-1.00            0.69
                                 -----------------------------------------------

         The range of exercise price is US$0.444 to US$1.00 per option. The weighted average per option fair value of options granted during 2007 was US$0.6350 and the weighted average remaining contractual life of those options at September 30, 2008 is 9 1/4 years. No options are currently exercisable. A retention rate of 50% in the third year was applied for based on personnel retention history for persons in this class of participants by AXIS Consultants Pty Ltd.

         The remaining value of the outstanding options including employee retention factor equates to A$88,677 (US$76,227) and is being amortised over the vesting periods.

         For the nine months ended September 30, 2008, the amortization amounted to A$91,137 (US$78,338).

(v) Effective December 28, 2007, the Company issued 4,787,500 options over shares of common stock to employees under the 2006 Equity Incentive Plan that has been adopted by the Directors of the Company. The options will vest: 1/3 after 12 months, 1/3 after 24 months and the balance of 1/3 after 36 months. The exercise price of the options is US$1.00. The latest exercise date for the options is December 28, 2017.

         The Company has accounted for all options issued based upon their fair market value using the Binomial pricing model.

         An external consultant has calculated the fair value of the 4,787,500 options using the Binomial valuation method using the following inputs:

          ------------------------------------------------------------------
          Grant date               Dec 28, 2007  Dec 28, 2007  Dec 28, 2007
          ------------------------------------------------------------------
          Grant date share price      US$1.09       US$1.09       US$1.09
          ------------------------------------------------------------------
          Vesting date             Dec 28, 2008  Dec 28, 2009  Dec 28, 2010
          ------------------------------------------------------------------
          Expected life in years       5.50          6.00          6.50
          ------------------------------------------------------------------
          Risk-free rate              4.488%        4.488%        4.488%
          ------------------------------------------------------------------
          Volatility                    60%           60%           60%
          ------------------------------------------------------------------
          Exercise price              US$1.00       US$1.00       US$1.00
          ------------------------------------------------------------------
          Call option value           US$0.65       US$0.67       US$0.69
          ------------------------------------------------------------------

                                         Options   Option Price        Weighted
                                         -------       Per Share        Average
                                                             US$  Exercise Price
                                                             ---             US$
                                                                             ---
Outstanding at January 1, 2007                 -               -               -
Granted                                4,787,500            1.00            1.00
Forfeited                                      -               -               -
                                 -----------------------------------------------
Outstanding at December 31, 2007       4,787,500            1.00            1.00
                                 -----------------------------------------------
Outstanding at September 30, 2008      4,787,500            1.00            1.00
                                 -----------------------------------------------

         The exercise price is US$1.00 per option. The weighted average per option fair value of options granted during 2007 was US$0.67 and the weighted average remaining contractual life of those options at September 30, 2008 is 9 1/4 years. No options are currently exercisable. A retention rate of 78% was applied for the third year based on personnel retention history for persons in this class of participants by AXIS Consultants Pty Ltd.

         The remaining value of the outstanding options including employee retention factor equates to A$1,776,568 (US$1,554,675) and is being amortised over the vesting periods.

         For the nine months ended September 30, 2008, the amortization amounted to A$1,592,124 (US$1,393,267).

(vi) Effective February 7, 2008, the Company issued 5,000,000 options over shares of common stock to employees under the 2006 Equity Incentive Plan that has been adopted by the Directors of the Company. The options will vest: 1/3 after 12 months, 1/3 after 24 months and the balance of 1/3 after 36 months. The exercise price of the options is US$2.00. The latest exercise date for the options is February 7, 2018.

         The Company has accounted for all options issued based upon their fair market value using the Binomial pricing model.

         An external consultant has calculated the fair value of the 5,000,000 options using the Binomial valuation method using the following inputs:

         ----------------------------------------------------------
         Grant date             Feb 7, 2008 Feb 7, 2008 Feb 7, 2008
         ----------------------------------------------------------
         Grant date share price   US$0.99     US$0.99     US$0.99
         ----------------------------------------------------------
         Vesting date           Feb 7, 2009 Feb 7, 2010 Feb 7, 2011
         ----------------------------------------------------------
         Expected life in years    5.50        6.00        6.50
         ----------------------------------------------------------
         Risk-free rate           4.387%      4.387%      4.387%
         ----------------------------------------------------------
         Volatility                 60%         60%         60%
         ----------------------------------------------------------
         Exercise price           US$2.00     US$2.00     US$2.00
         ----------------------------------------------------------
         Call option value        US$0.40     US$0.43     US$0.46
         ----------------------------------------------------------

                                         Options   Option Price        Weighted
                                         -------       Per Share        Average
                                                             US$  Exercise Price
                                                             ---             US$
                                                                             ---
Outstanding at January 1, 2008                 -               -               -
Granted                                5,000,000            2.00            2.00
Forfeited                                      -               -               -
                                 -----------------------------------------------
Outstanding at September 30, 2008      5,000,000            2.00            2.00
                                 -----------------------------------------------
         The exercise price is US$2.00 per option. The weighted average per option fair value of options granted during 2008 was US$0.43 and the weighted average remaining contractual life of those options at September 30, 2008 is 9 1/2 years. No options are currently exercisable. The options were issued to the Company's CEO and therefore the Company applied a 100% retention rate.

         The remaining value of the outstanding options including employee retention factor equates to A$1,476,815 (US$1,323,670) and is being amortised over the vesting periods.

         For the nine months ended September 30, 2008, the amortization amounted to A$921,935 (US$826,330).

(vii) Effective February 19, 2008, the Company issued 400,000 options over shares of common stock to employees under the 2006 Equity Incentive Plan that has been adopted by the Directors of the Company. The options will vest: 1/3 after 12 months, 1/3 after 24 months and the balance of 1/3 after 36 months. The exercise price of the options is US$1.00. The latest exercise date for the options is February 19, 2018.

         The Company has accounted for all options issued based upon their fair market value using the Binomial pricing model.

         An external consultant has calculated the fair value of the 400,000 options using the Binomial valuation method using the following inputs:

         ------------------------------------------------------------------
         Grant date               Feb 19, 2008  Feb 19, 2008  Feb 19, 2008
         ------------------------------------------------------------------
         Grant date share price      US$1.04       US$1.04       US$1.04
         ------------------------------------------------------------------
         Vesting date             Feb 19, 2009  Feb 19, 2010  Feb 19, 2011
         ------------------------------------------------------------------
         Expected life in years       5.50          6.00          6.50
         ------------------------------------------------------------------
         Risk-free rate              4.422%        4.422%        4.422%
         ------------------------------------------------------------------
         Volatility                    60%           60%           60%
         ------------------------------------------------------------------
         Exercise price              US$1.00       US$1.00       US$1.00
         ------------------------------------------------------------------
         Call option value           US$0.61       US$0.63       US$0.65
         ------------------------------------------------------------------

                                         Options   Option Price        Weighted
                                         -------       Per Share        Average
                                                             US$  Exercise Price
                                                             ---             US$
                                                                             ---
Outstanding at January 1, 2008                 -               -               -
Granted                                  400,000            1.00            1.00
Forfeited                                      -               -               -
                                 -----------------------------------------------
Outstanding at September 30, 2008        400,000            1.00            1.00
                                 -----------------------------------------------

         The exercise price is US$1.00 per option. The weighted average per option fair value of options granted during 2008 was US$0.63 and the weighted average remaining contractual life of those options at September 30, 2008 is 9 1/2 years. No options are currently exercisable. The options were issued to one individual and in that case, the Company applied a 100% retention rate.

         The remaining value of the outstanding options equates to A$174,129 (US$158,353) and is being amortised over the vesting periods.

         For the nine months ended September 30, 2008, the amortization amounted to A$102,977 (US$93,647).

(viii) Effective May 29, 2008, the Company issued 362,500 options over shares of common stock to employees under the 2006 Equity Incentive Plan that has been adopted by the Directors of the Company. The options will vest: 1/3 after 12 months, 1/3 after 24 months and the balance of 1/3 after 36 months. The exercise price of the options is US$1.00. The latest exercise date for the options is May 29, 2018.

         The Company has accounted for all options issued based upon their fair market value using the Binomial pricing model.

         An external consultant has calculated the fair value of the 362,500 options using the Binomial valuation method using the following inputs:

         -------------------------------------------------------------
         Grant date             May 29, 2008 May 29, 2008 May 29, 2008
         -------------------------------------------------------------
         Grant date share price   US$3.31      US$3.31      US$3.31
         -------------------------------------------------------------
         Vesting date           May 29, 2009 May 29, 2010 May 29, 2011
         -------------------------------------------------------------
         Expected life in years     5.50         6.00         6.50
         -------------------------------------------------------------
         Risk-free rate            4.077%       4.077%       4.077%
         -------------------------------------------------------------
         Volatility                 60%          60%          60%
         -------------------------------------------------------------
         Exercise price           US$1.00      US$1.00      US$1.00
         -------------------------------------------------------------
         Call option value        US$2.67      US$2.70      US$2.72
         -------------------------------------------------------------

                                         Options   Option Price        Weighted
                                         -------       Per Share        Average
                                                             US$  Exercise Price
                                                             ---             US$
                                                                             ---
Outstanding at January 1, 2008                 -               -               -
Granted                                  362,500            1.00            1.00
Forfeited                                      -               -               -
                                 -----------------------------------------------
Outstanding at September 30, 2008        362,500            1.00            1.00
                                 -----------------------------------------------

         The exercise price is US$1.00 per option. The weighted average per option fair value of options granted during 2008 was US$2.70 and the weighted average remaining contractual life of those options at September 30, 2008 is 9 3/4 years. No options are currently exercisable. The options were issued to two individuals and in that case, the Company applied a 100% retention rate.

         The remaining value of the outstanding options equates to A$807,689 (US$775,301) and is being amortised over the vesting periods.

         For the nine months ended September 30, 2008, the amortization amounted to A$210,689 (US$202,241).

(ix) Effective July 7, 2008, the Company issued 200,000 options over shares of common stock to employees under the 2006 Equity Incentive Plan that has been adopted by the Directors of the Company. The options will vest: 1/3 after 12 months, 1/3 after 24 months and the balance of 1/3 after 36 months. The exercise price of the options is US$2.00. The latest exercise date for the options is July 7, 2018.

         The Company has accounted for all options issued based upon their fair market value using the Binomial pricing model.

         An external consultant has calculated the fair value of the 200,000 options using the Binomial valuation method using the following inputs:

         ------------------------------------------------------------------
         Grant date               July 7, 2008  July 7, 2008  July 7, 2008
         ------------------------------------------------------------------
         Grant date share price      US$3.83       US$3.83       US$3.83
         ------------------------------------------------------------------
         Vesting date             July 7, 2009  July 7, 2010  July 7, 2011
         ------------------------------------------------------------------
         Expected life in years       5.50          6.00          6.50
         ------------------------------------------------------------------
         Risk-free rate              3.901%        3.901%        3.901%
         ------------------------------------------------------------------
         Volatility                    60%           60%           60%
         ------------------------------------------------------------------
         Exercise price              US$2.00       US$2.00       US$2.00
         ------------------------------------------------------------------
         Call option value           US$2.72       US$2.77       US$2.82
         ------------------------------------------------------------------

                                         Options   Option Price        Weighted
                                         -------       Per Share        Average
                                                             US$  Exercise Price
                                                             ---             US$
                                                                             ---
Outstanding at January 1, 2008                 -               -               -
Granted                                  200,000            2.00            2.00
Forfeited                                      -               -               -
                                 -----------------------------------------------
Outstanding at September 30, 2008        200,000            2.00            2.00
                                 -----------------------------------------------

         The exercise price is US$2.00 per option. The weighted average per option fair value of options granted during 2008 was US$2.77 and the weighted average remaining contractual life of those options at September 30, 2008 is 10 years. No options are currently exercisable. A retention rate of 66% is based on personnel retention history for persons in this class of participants by AXIS Consultants Pty Ltd.

         The remaining value of the outstanding options equates to A$325,704 (US$313,946) and is being amortised over the vesting periods.

         For the nine months ended September 30, 2008, the amortization amounted to A$53,630 (US$51,694).

(x) Effective July 11, 2008, the Company issued 1,000,000 options over shares of common stock to employees under the 2006 Equity Incentive Plan that has been adopted by the Directors of the Company. The options will vest: 1/3 after 12 months, 1/3 after 24 months and the balance of 1/3 after 36 months. The exercise price of the options is US$3.48. The latest exercise date for the options is July 11, 2018.

         The Company has accounted for all options issued based upon their fair market value using the Binomial pricing model.

         An external consultant has calculated the fair value of the 1,000,000 options using the Binomial valuation method using the following inputs:

         ------------------------------------------------------------------
         Grant date               July 11, 2008 July 11, 2008 July 11, 2008
         ------------------------------------------------------------------
         Grant date share price      US$3.26       US$3.26       US$3.26
         ------------------------------------------------------------------
         Vesting date             July 11, 2009 July 11, 2010 July 11, 2011
         ------------------------------------------------------------------
         Expected life in years       5.50          6.00          6.50
         ------------------------------------------------------------------
         Risk-free rate              3.960%        3.960%        3.960%
         ------------------------------------------------------------------
         Volatility                    60%           60%           60%
         ------------------------------------------------------------------
         Exercise price              US$3.48       US$3.48       US$3.48
         ------------------------------------------------------------------
         Call option value           US$1.81       US$1.88       US$1.95
         ------------------------------------------------------------------


                                         Options   Option Price        Weighted
                                         -------       Per Share        Average
                                                             US$  Exercise Price
                                                             ---             US$
                                                                             ---
Outstanding at January 1, 2008                 -               -               -
Granted                                1,000,000            3.48            3.48
Forfeited                                      -               -               -
                                 -----------------------------------------------
Outstanding at September 30, 2008      1,000,000            3.48            3.48
                                 -----------------------------------------------

         The exercise price is US$3.48 per option. The weighted average per option fair value of options granted during 2008 was US$1.88 and the weighted average remaining contractual life of those options at September 30, 2008 is 10 years. No options are currently exercisable. The options were issued to one individual and in that case, the Company applied a 100% retention rate.

         The remaining value of the outstanding options equates to A$1,697,408 (US$1,628,493) and is being amortised over the vesting periods.

         For the nine months ended September 30, 2008, the amortization amounted to A$262,150 (US$251,507).

(xi) Effective July 21, 2008, the Company issued 150,000 options over shares of common stock to employees under the 2006 Equity Incentive Plan that has been adopted by the Directors of the Company. The options will vest: 1/3 after 12 months, 1/3 after 24 months and the balance of 1/3 after 36 months. The exercise price of the options is US$2.00. The latest exercise date for the options is July 21, 2018.

         The Company has accounted for all options issued based upon their fair market value using the Binomial pricing model.

         An external consultant has calculated the fair value of the 150,000 options using the Binomial valuation method using the following inputs:

         ----------------------------------------------------------------
         Grant date             July 21, 2008 July 21, 2008 July 21, 2008
         ----------------------------------------------------------------
         Grant date share price    US$3.08       US$3.08       US$3.08
         ----------------------------------------------------------------
         Vesting date           July 21, 2009 July 21, 2010 July 21, 2011
         ----------------------------------------------------------------
         Expected life in years     5.50          6.00          6.50
         ----------------------------------------------------------------
         Risk-free rate            4.044%        4.044%        4.044%
         ----------------------------------------------------------------
         Volatility                  60%           60%           60%
         ----------------------------------------------------------------
         Exercise price            US$2.00       US$2.00       US$2.00
         ----------------------------------------------------------------
         Call option value         US$2.06       US$2.11       US$2.15
         ----------------------------------------------------------------

                                         Options   Option Price        Weighted
                                         -------       Per Share        Average
                                                             US$  Exercise Price
                                                             ---             US$
                                                                             ---
Outstanding at January 1, 2008                 -               -               -
Granted                                  150,000            2.00            2.00
Forfeited                                      -               -               -
                                 -----------------------------------------------
Outstanding at September 30, 2008        150,000            2.00            2.00
                                 -----------------------------------------------

         The exercise price is US$2.00 per option. The weighted average per option fair value of options granted during 2008 was US$2.11 and the weighted average remaining contractual life of those options at September 30, 2008 is 10 years. No options are currently exercisable. A retention rate of 66% is based on personnel retention history for persons in this class of participants by AXIS Consultants Pty Ltd.

         The remaining value of the outstanding options equates to A$189,497 (US$183,964) and is being amortised over the vesting periods.

         For the nine months ended September 30, 2008, the amortization amounted to A$25,336 (US$24,596).

(xii) Effective August 8, 2008, the Company issued 112,500 options over shares of common stock to employees under the 2006 Equity Incentive Plan that has been adopted by the Directors of the Company. The options will vest: 1/3 after 12 months, 1/3 after 24 months and the balance of 1/3 after 36 months. The exercise price of the options is US$1.00. The latest exercise date for the options is August 8, 2018.

         The Company has accounted for all options issued based upon their fair market value using the Binomial pricing model.

         An external consultant has calculated the fair value of the 112,500 options using the Binomial valuation method using the following inputs:

         ------------------------------------------------------------------
         Grant date                Aug 8, 2008   Aug 8, 2008   Aug 8, 2008
         ------------------------------------------------------------------
         Grant date share price      US$2.08       US$2.08       US$2.08
         ------------------------------------------------------------------
         Vesting date              Aug 8, 2009   Aug 8, 2010   Aug 8, 2011
         ------------------------------------------------------------------
         Expected life in years       5.50          6.00          6.50
         ------------------------------------------------------------------
         Risk-free rate              3.915%        3.915%        3.915%
         ------------------------------------------------------------------
         Volatility                    60%           60%           60%
         ------------------------------------------------------------------
         Exercise price              US$1.00       US$1.00       US$1.00
         ------------------------------------------------------------------
         Call option value           US$1.51       US$1.54       US$1.56
         ------------------------------------------------------------------

                                                      Options    Option Price Per   Weighted Average
                                                      -------               Share     Exercise Price
                                                                              US$                US$
                                                                              ---                ---
Outstanding at January 1, 2008                              -                   -                  -
Granted                                               112,500                1.00               1.00
Forfeited                                                   -                   -                  -
                                            ---------------------------------------------------------
Outstanding at September 30, 2008                     112,500                1.00               1.00
                                            ---------------------------------------------------------

         The exercise price is US$1.00 per option. The weighted average per option fair value of options granted during 2008 was US$1.54 and the weighted average remaining contractual life of those options at September 30, 2008 is 10 years. No options are currently exercisable. A retention rate of 50% is based on personnel retention history for persons in this class of participants by AXIS Consultants Pty Ltd.

         The remaining value of the outstanding options equates to A$86,628 (US$78,814) and is being amortised over the vesting periods.

         For the nine months ended September 30, 2008, the amortization amounted to A$8,379 (US$7,623).

(xiii) Effective August 11, 2008, the Company issued 700,000 options over shares of common stock to employees under the 2006 Equity Incentive Plan that has been adopted by the Directors of the Company. The options will vest: 1/3 after 12 months, 1/3 after 24 months and the balance of 1/3 after 36 months. The exercise price of the options is US$2.00. The latest exercise date for the options is August 8, 2018.

         The Company has accounted for all options issued based upon their fair market value using the Binomial pricing model.

         An external consultant has calculated the fair value of the 700,000 options using the Binomial valuation method using the following inputs:

         ------------------------------------------------------------------
         Grant date               Aug 11, 2008  Aug 11, 2008  Aug 11, 2008
         ------------------------------------------------------------------
         Grant date share price      US$1.93       US$1.93       US$1.93
         ------------------------------------------------------------------
         Vesting date             Aug 11, 2009  Aug 11, 2010  Aug 11, 2011
         ------------------------------------------------------------------
         Expected life in years       5.50          6.00          6.50
         ------------------------------------------------------------------
         Risk-free rate              3.982%        3.982%        3.982%
         ------------------------------------------------------------------
         Volatility                    60%           60%           60%
         ------------------------------------------------------------------
         Exercise price              US$2.00       US$2.00       US$2.00
         ------------------------------------------------------------------
         Call option value           US$1.08       US$1.12       US$1.16
         ------------------------------------------------------------------

                                                      Options    Option Price Per   Weighted Average
                                                                            Share     Exercise Price
                                                                              US$                US$
                                                                              ---                ---
Outstanding at January 1, 2008                              -                   -                  -
Granted                                               700,000                2.00               2.00
Forfeited                                                   -                   -                  -
                                            ---------------------------------------------------------
Outstanding at September 30, 2008                     700,000                2.00               2.00
                                            ---------------------------------------------------------

         The exercise price is US$2.00 per option. The weighted average per option fair value of options granted during 2008 was US$1.12 and the weighted average remaining contractual life of those options at September 30, 2008 is 10 years. No options are currently exercisable. The retention rate of 50% is based on personnel retention history for persons in this class of participants by AXIS Consultants Pty Ltd.

         The remaining value of the outstanding options equates to A$404,466 (US$359,611) and is being amortised over the vesting periods.

         For the nine months ended September 30, 2008, the amortization amounted to A$36,430 (US$32,390).

         As at September 30, 2008, 7,444,005 options over shares were available for future grants under the Stock Option Plan.

6.       AFFILIATE TRANSACTIONS

         In December 2004, the Company issued to Renika, a company associated with Mr J I Gutnick, 20,250,000 options to be converted into 20,250,000 shares of common stock, at an exercise price of 5 cents and a latest exercise date of December 2009 for services to be rendered to the Company. The Company undertook a Black and Scholes valuation of these options using a 2.22 cent exercise price,
2.22 cent market price, 5 year life, risk free interest rate of 5.155% and a volatility of 16.7%. The Company valued the 20,250,000 options at A$160,672 (US$123,300) or A$0.0178 (US$0.0137) each. In September 2005, Renika exercised the 20,250,000 options using the cashless exercise feature and were issued 17,085,937 shares of common stock.

         In December 2004, the Company entered into an agreement with AXIS Consultants Pty Ltd to provide geological, management and administration services to the Company. AXIS is affiliated through common management. The Company is one of five affiliated companies of which three are Australian public companies listed on Australian Stock Exchange. Each of the companies has some common Directors, officers and shareholders. In addition, each of the companies is substantially dependent upon AXIS for its senior management and certain mining and exploration staff. A number of arrangements and transactions have been entered into from time to time between such companies. It has been the intention of the affiliated companies and respective Boards of Directors that each of such arrangements or transactions should accommodate the respective interest of the relevant affiliated companies in a manner which is fair to all parties and equitable to the shareholders of each. Currently, there are no material arrangements or planned transactions between the Company and any of the other affiliated companies other than AXIS.

         AXIS is a company owned by its public companies (including Legend) and any profits generated by AXIS are returned to its shareholders in the form of dividends.

         AXIS is paid by each company for the costs incurred by it in carrying out the administration function for each such company. Pursuant to the Service Agreement, AXIS performs such functions as payroll, maintaining employee records required by law and by usual accounting procedures, providing insurance, legal, human resources, company secretarial, land management, certain exploration and mining support, financial, accounting advice and services. AXIS procures items of equipment necessary in the conduct of the business of the Company. AXIS also provides for the Company various services, including but not limited to the making available of office supplies, office facilities and any other services as may be required from time to time by the Company as and when requested by the Company.

         The Company is required to reimburse AXIS for any direct costs incurred by AXIS for the Company. In addition, the Company is required to pay a proportion of AXIS's overhead cost based on AXIS's management estimate of our utilisation of the facilities and activities of AXIS plus a service fee of not more than 15% of the direct and overhead costs. Amounts invoiced by AXIS are required to be paid by us. The Company is also not permitted to obtain from sources other than AXIS, and we are not permitted to perform or provide ourselves, the services contemplated by the Service Agreement, unless we first requests AXIS to provide the service and AXIS fails to provide the service within one month.

         The Service Agreement may be terminated by AXIS or us upon 60 days prior notice. If the Service Agreement is terminated by AXIS, the Company would be required to independently provide, or to seek an alternative source of providing, the services currently provided by AXIS. There can be no assurance that the Company could independently provide or find a third party to provide these services on a cost-effective basis or that any transition from receiving services under the Service Agreement will not have a material adverse effect on us. The Company's inability to provide such services or to find a third party to provide such services may have a material adverse effect on our operations.

         In accordance with the Service Agreement AXIS provides the Company with the services of the Company's Chief Executive Officer, Chief Financial Officer, geologists and clerical employees, as well as office facilities, equipment, administrative and clerical services. We pay AXIS for the actual costs of such facilities plus a maximum service fee of 15%.

         During the nine months ended September 30, 2007, AXIS charged the Company A$709,243 for management and administration services, and A$622,096 for exploration services and charged interest of A$14,683 on the outstanding balance and the Company repaid A$1,826,060. AXIS charged interest at a rate of 10.10% for the nine months ended September 30, 2007. The amount owed to AXIS at September 30, 2007 was A$15,984.

         During the nine months ended September 30, 2008, AXIS charged the Company A$3,704,816 for management and administration services, and A$1,263,862 for exploration services. The Company purchased a Lear jet from AXIS to utilize in its operations at a price of A$1,210,000 (A$1,100,000 which was based on an external valuation plus 10% GST). The Company placed on deposit with AXIS funds amounting to A$1,596,000 to acquire three properties in Mt Isa, which is the base for the Company's phosphate project, to be used to accommodate employees and consultants when working in Mt Isa and relocating to the field operations. The Company paid A$8,404,831 which includes the cost of the Lear jet, the three properties and an advance for 2008 charges and ongoing operations. The Company charged AXIS interest of A$38,330 at a rate between 10.80% and 11.75% for the nine months ending September 30, 2008. The amount owed by AXIS at September 30, 2008 was A$2,213,574

         Effective as of March 3, 2006, Legend entered into a Contract for the Sale of Mining Tenements ("Contract") with Astro Diamond Mines N.L. ("Astro") an Australian company pursuant to which the Company acquired certain diamond mining tenements in Northern Australia from Astro. The consideration payable by Legend to Astro was A$1.5 million and Legend was also required to pay to Astro any costs incurred on the tenements after February 1, 2006. Astro provided commercial warranties which are usual for a transaction of this nature in favour of Legend. Under Australian law, Astro was required to provide an independent experts report to shareholders for this transaction. In order to prepare the independent experts report, a mineral valuation was prepared on behalf of Astro which indicated that the preferred value for the tenements that are the subject of the transaction was A$1.5 million. This formed the basis of the consideration agreed by the parties. The President and Chief Executive Officer of the Company, Mr. J. I. Gutnick, was Chairman and Managing Director of Astro and Dr DS Tyrwhitt, an independent Director of the Company is also a Director of Astro. The tenements are located in the Northern Territory of Australia and are prospective for all minerals. Astro incurred costs on the mining tenements from February 1, 2006 which at settlement Legend was required to pay. However, Astro had not quantified the amount at the date of settlement and it was only finally quantified in November 2006. The consideration and all related acquisition costs, costs incurred by Astro since February 1, 2006 and exploration expenditure incurred by the Company is shown in the Statement of Operations as Exploration Expenditure.

7.       COMMITMENTS

         During December 2006, the Company entered into an operating lease agreement for a motor vehicle which expires in 2008. The lease agreement has a monthly repayment amount of A$1,123. The future minimum lease repayments under a non-cancellable lease at September 30, 2008, were A$2,219.

         During July 2007, the Company entered into a sublease agreement for the rental of office premises which expires in 2008. The total rental payment for 2008 is A$50,022 and the amount of the remaining commitment outstanding as at September 30, 2008 is A$18,373.

         During April 2008, the Company entered into a finance lease agreement for a motor vehicle which expires in 2012. The lease agreement has a monthly repayment amount of A$1,050. The future minimum loan repayments under a non-cancellable lease at September 30, 2008 were A$51,734

         During July 2008, the Company entered into an agreement for an aircraft maintenance and safety upgrade program for the Lear Jet 35 for an estimated cost of A$250,000. The total cost will be finalised by November 30, 2008, and the amount incurred to date is A$201,350.

         During August 2008, the Company entered into a lease agreement for the rental of office premises which expires in 2010. The total rental payment for 2008 is A$15,970.

         During September 2008, the Company entered into a capital finance lease agreement for a motor vehicle which expires in 2011. The lease agreement has a monthly repayment amount of A$5,134. The future minimum loan repayments under a non-cancellable lease at September 30, 2008 were A$179,698.

         In connection with the BMO Offering, the Company agreed not to issue any additional shares of Common Stock (other than pursuant to existing rights) for a period of 120 days following the closing without the consent of BMO, which shall not be unreasonably withheld. The Company also agreed to appoint two additional directors and a chief operating officer with the approval of BMO and to use its reasonable best efforts to list its shares of Common Stock on the American Stock Exchange within six months following the closing date.

Exploration

         The Company has to perform minimum exploration work and expend minimum amounts of money on its tenements. The overall expenditure requirement tends to be limited in the normal course of the Company's tenement portfolio management through expenditure exemption approvals, and expenditure reductions through relinquishment of parts or the whole of tenements deemed non prospective. Should the company wish to preserve interests in its current tenements the amount which may be required to be expended is as follows:

                                                                     2008
                                                                       A$
Not later than one year                                         1,667,957
Later than one year but not later than five years               3,299,356
Later than five years but not later than twenty one years               -
                                                            --------------
                                                                4,967,313
                                                            ==============

8.       ACQUISITIONS/INVESTMENTS

         On February 27, 2008, the Company entered into a Share Sale Agreement whereby the Company agreed to purchase all of the issued and outstanding shares of Teutonic Minerals Pty Ltd. As a result, Teutonic became a subsidiary of the Company from that date. Teutonic holds an application for a mineral licence over phosphate in the Georgina Basin in the State of Queensland, Australia. The consideration payable to the vendors was A$300,000, and the Company granted a 1% gross revenue royalty from production from the mineral licence and incurred legal costs of A$26,526.

         The mineral licence application held by Teutonic was withdrawn on March 17, 2008 and replaced by a mineral application lodged by the Company. Teutonic had no other assets or liabilities.

         As at September 30, 2008 the net assets and liabilities acquired by the Company have no value. The consideration and legal costs of A$326,526 paid by the Company are included as exploration expenditure.

9.       SUBSEQUENT EVENTS

         On October 13, 2008, the Company issued to eligible participants 2,787,500 options under the 2006 Incentive Stock Option Plan. The options have a strike price of US$1.00 and a latest exercise date of October 13, 2018. The options vest 1/3rd in 12 months from the date of issue, 1/3rd in 24 months from the date of issue and 1/3rd in 36 months from the date of issue. The Company is currently having an external consultant value the options.

         On October 17, 2008, the Company issued to eligible participants 1,050,000 options under the 2006 Incentive Stock Option Plan. The options have a strike price of US$1.00 and a latest exercise price of October 13, 2018. The options vest 1/3rd in 12 months from the date of issue, 1/3rd in 24 months from the date of issue and 1/3rd in 36 months from the date of issue. The Company is currently having an external consultant value the options.

         On October 27, 2008 the Company entered into a Heads of Agreement with Mt Isa Metals Ltd ("MET") for the formation of a Joint Venture ("JV") over each party's respective interest in tenements overlying the D-Tree phosphate deposit. Under the JV Legend will manage and hold an 80% interest in the JV and MET will hold a 20% contributing interest in the JV. Significantly, the JV will also have access to plant and infrastructure at Legend's 100% owned proposed Lady Annie phosphate development, which lies 9 miles to the east of D-Tree., Legend will contribute tenements EPM 14753, EPMA's 17333, 17437, 17443 and 17446, and, MET will contribute tenement EPM 15763 (D- Tree West). The Company is considering the appropriate accounting treatment for the JV and may be required to account for the JV in accordance with FASB 141R "Business Combinations".

         On November 10, 2008, the Company entered into a contract with AXIS to purchase a property in Mt Isa which is the base for the Company's phosphate project, to be used to accommodate employees and consultants when working in Mt Isa and relocating to the field operations. The consideration for the property is A$900,000 which was based on the cost of the property to AXIS in April 2008. AXIS had acquired the property at the request of the Company whilst the Company sought FIRB approval in Australia to the acquisition of the property.

Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

FUND COSTS CONVERSION

         The consolidated statements of operations and other financial and operating data contained elsewhere here in and the consolidated balance sheets and financial results have been reflected in Australian dollars unless otherwise stated.

         The following table shows the average rate of exchange of the Australian dollar as compared to the US dollar during the periods indicated:

         9 months ended September 30, 2007 A$1.00 = US$.8884
         9 months ended September 30, 2008 A$1.00 = US$.8211

RESULTS OF OPERATION

Three Months Ended September 30, 2008 vs. Three Months Ended September 30, 2007.

         The Company's financial statements are prepared in Australian dollars (A$). A number of the costs, expenses and assets of the Company are incurred/held in US$ and the conversion of these costs to A$ means that the comparison of the three months ended September 30, 2008 to the three months ended September 30, 2007 does not always present a true comparison.

         Other income increased from A$2,068 for the three months ended September 30, 2007 to A$1,586,828 for the three months ended September 30, 2008 which primarily represents interest on funds in the bank of $1,576,264 as a result of the increase of funds in the bank following the private placement in June 2008 and the exercise of options in July 2008.

         Costs and expenses increased from A$1,919,343 in the three months ended September 30, 2007 to A$5,994,554 in the three months ended September 30, 2008. The increase in expenses is a net result of:

     a) an increase in exploration expenditure written off from A$1,274,519 for the three months ended September 30, 2007 to A$2,227,340 in the three months ended September 30, 2008. The exploration costs include geological/geophysical/mineral analysis contractors, salaries for contract field staff, travel costs, accommodation, tenement holding costs and drilling recommenced in April 2008 following the end of the wet season in Northern Australia together with work on the preliminary scoping and prefeasibility work on the Queensland tenements. As a result of the increase in the Company's exploration activities, additional staff costs were incurred via the service arrangements with AXIS as AXIS provided additional staff to undertake the Company's activities.

     b) an increase in legal, accounting and professional expense from A$47,997 for the three months ended September 30, 2007 to A$142,573 for the three months ended September 30, 2008 as a result of the increase in legal fees for general legal work including preparation of the Form S-1 registration statements following the private placement, stock transfer matters, regulatory filings; , stock transfer agent fees, and audit and accounting fees for professional services in relation to the Form 10-Q and the registration statement. All fees have increased in the three months to September 30, 2008 as a result of increased activity by the Company as a consequence of the exploration program and capital raising activities.

     c) an increase in administrative costs from A$498,186 in the three months ended September 30, 2007 to A$2,040,830 in the three months ended September 30, 2008 as a result of an increase in direct costs, including salaries and related costs, indirect costs and service fees, charged to the Company by AXIS which increased from $498,519 to $1,244,451, as a result in the level of activity of the Company; the cost of travel and accommodation in the marketing of the Company of A$193,594, and investor relations, tenement and other consultants costs of A$315,483. The increases are as a result of the increase in activity by the Company as a consequence of the acquisition of mining tenements, preparation of regulatory filings and capital raising activities.

     d) an decrease in interest expense from A$14,009 for the three months ended September 30, 2007 to A$2,521 for the three months ended September 30, 2008. For the three months ended September 30, 2008, interest was incurred on motor vehicle finance lease.

     e) an increase in stock based compensation from A$84,632 in the three months ended September 30, 2007 to A$1,581,290 in the three months ended September 30, 2008 as a result of the increase in amortization of the issue cost of options under the 2006 Incentive Option Plan. See footnote 4 for further details on the options issued.

         As a result of the foregoing, the loss from operations increased from A$1,917,275 for the three months ended September 30, 2007 to A$4,407,726 for the three months ended September 30, 2008.

The Company recorded a foreign exchange gain of A$3,978,148 in the three months ended September 30, 2008 compared to a foreign currency exchange loss for the three months ended September 30, 2007 of $159,460. The Company raised US$117,350,000 (A$123,700,384) from a private placement and exercise of options in June and July 2008. The Company's operating project is based in the Sate of Queensland Australia and the Company made the decision to move a majority of its funds to its Australian bank account and convert the funds to Australian dollars, to avoid any speculative risk on exchange rates. The Company retains some funds in its US bank account and the A$/US$ exchange rate has moved from a rate of approximately A$1 equals US$0.96 in mid August 2008 to A$1 equals US$0.82 at September 30, 2008. In converting the funds in its US bank account to A$ at September 30, 2008,a foreign exchange gain was recorded as a result of the movement in the Australian dollar versus the US dollar.

The net loss was A$2,076,735 for the three months ended September 30, 2007 compared to a net loss of A$429,578 for the three months ended September 30, 2008.

Nine Months Ended September 30, 2008 vs. Nine Months Ended September 30, 2007.

         The Company's financial statements are prepared in Australian dollars (A$). A number of the costs, expenses and assets of the Company are incurred/held in US$ and the conversion of these costs to A$ means that the comparison of the nine months ended September 30, 2008 to the nine months ended September 30, 2007 does not always present a true comparison.

         Other income increased from A$6,471 for the nine months ended September 30, 2007 to A$1,936,800 for the nine months ended September 30, 2008, of which $1,898,470 represents interest on funds in the bank following the private placement in June 2008 and the exercise of options in July 2008and A$38,330 represents interest from affiliate companies.

         Costs and expenses increased from A$4,576,712 in the nine months ended September 30, 2007 to A$14,632,046 in the nine months ended September 30, 2008. The increase in expenses is a net result of:

     a) an increase in exploration expenditure written off from A$2,969,928 for the nine months ended September 30, 2007 to A$4,339,553 in the nine months ended September 30, 2008. The exploration costs include geological/geophysical/mineral analysis contractors, salaries for contract field staff, travel costs, accommodation and tenement acquisition costs of A$326,527 (refer Note 8 to the Financial Statements), tenement holding costs and drilling recommenced in April 2008 following the end of the wet season in Northern Australia together with work on the preliminary scoping and prefeasibility work on the Queensland tenements. As a result of the increase in the Company's exploration activities, additional staff costs were incurred via the service arrangements with AXIS as AXIS provided additional staff to undertake the Company's activities.

     b) an increase in legal, accounting and professional expense from A$107,296 for the nine months ended September 30, 2007 to A$450,380 for the nine months ended September 30, 2008 as a result of the increase in legal fees for general legal work including preparation of the Form S-1 and Form SB-2 registration statements following the private placements in late 2007 and in 2008 stock transfer matters, regulatory filings, private placement matters; stock transfer agent fees, and audit and accounting fees for professional services in relation to the Form 10-Q, 10-K and the registration statements. All fees have increased in the nine months ended September 30, 2008 as a result of increased activity by the Company as a consequence of the exploration program and capital raising activities.

     c) an increase in administrative costs from A$1,196,894 in the nine months ended September 30, 2007 to A$6,280,787 in the nine months ended September 30, 2008 as a result of an increase in direct costs, including salaries and related costs, indirect costs and service fees, charged to the Company by AXIS which increased from $399,883 to $3,704,816, as a result in the level of activity of the Company; the cost of the shares issued under a registration rights agreement of A$660,494; the cost of travel and accommodation in the marketing of the Company of A$605,847, investor relations, tenement and other consultants of A$853,378 and New York office costs of A$221,545. The increases are as a result of the increase in activity by the Company as a consequence of the acquisition of mining tenements, preparation of regulatory filings and capital raising activities.

     d) a decrease in interest expense from A$47,015 for the nine months ended September 30, 2007 to A$21,226 for the nine months ended September 30, 2008 due to the increase in vehicle finance lease costs which were offset by a decrease in interest as some historical interest bearing debt had been repaid. For the nine months ended September 30, 2008, interest was incurred on motor vehicle finance leases and camp lease.

     e) an increase in stock based compensation from A$255,579 in the nine months ended September 30, 2007 to A$3,540,100 in the nine months ended September 30, 2008 as a result of the increase in amortization of the issue cost of options under the 2006 Incentive Option Plan. See footnote 5 to the Financial Statements for further details on the options issued.

         As a result of the foregoing, the loss from operations increased from A$4,570,241 for the nine months ended September 30, 2007 to A$12,695,246 for the nine months ended September 30, 2008.

The Company recorded a foreign exchange gain of A$2,093,973 in the nine months ended September 30, 2008 compared to a foreign currency exchange loss for the nine months ended September 30, 2007 of $315,995. The Company raised US$117,350,000 from a private placement and exercise of options in June and July 2008. The Company's operating project is based in the State of Queensland, Australia and as a result during the quarter, the Company made the decision to move a majority of its funds to its Australian bank account and convert the funds to Australian dollars, to avoid any speculative risk on exchange rates. The Company retains some funds in its US bank account and the A$/US$ exchange rate has moved from a rate of approximately A$1 equals US$0.96 in mid August 2008 to A$1 equals US$0.82 at September 30, 2008. In converting the funds in its US bank account to A$ at September 30, 2008,a foreign exchange gain was recorded as a result of the movement in the Australian dollar versus the US dollar.

The net loss was A$4,886,236 for the nine months ended September 30, 2007 compared to a net loss of A$10,601,273 for the nine months ended September 30, 2008.

Liquidity and Capital Resources

         For the nine months ending September 30, 2008, net cash used in operating activities was A$9,695,491 (2007: A$4,352,769) primarily consisting of the net loss of A$10,601,273 (2007: A$2,809,501), an increase in accounts receivable of A$1,145,497 (2007:A$33,833), prepayments and deposits of A$940,825 (2007:A$295,762) accounts payable and accrued expenses of A$131,655 (2007:(A$6,400)); net cash used in investing activities was A$3,281,348
(2007:A$125,899) being for the purchase of a Lear jet, motor vehicles, geotechnical software and equipment for A$1,516,822; deposit for application for shares and property acquisition of A$1,438,000 and the purchase of investments for A$326,526; and net cash provided by financing activities was A$117,830,998 (2007: A$6,757,606) being net proceeds from share issue.

         As at September 30, 2008 the Company had A$124,036,222 in cash, A$818,431 in receivables, A$1,412,466 in prepayments and short-term obligations of A$1,205,889 comprising accounts payable and accrued expenses and motor vehicle lease costs

         We plan to continue our exploration, pre-feasibility and development activities throughout 2008 and 2009, and anticipate spending A$10,000,000 on exploration and feasibility studies and A$4,000,000 for capital purchases relating to the projects. In addition, we expect that we will need to spend $6,000,000 on legal, professional, accounting and administration expenses.

         In June 2008, the Company completed a private placement offering (the "BMO Offering") of 42,000,000 share of common stock to institutional investors at a purchase price of US$2.50 per share. BMO Nesbitt Burns Inc., Wellington West Capital Markets Inc. and BBY Limited acted as agents for the offering and received a commission of 5% of the offering proceeds and two year warrants to purchase 840,000 shares of common stock at an exercise price of US$2.50 per share.

         In connection with the BMO Offering, the Company agreed not to issue any additional shares of Common Stock (other than pursuant to existing rights) for a period of 120 days following the closing without the consent of BMO, which shall not be unreasonably withheld. The Company also agreed to appoint a chief operating officer with the approval of BMO and to use its reasonable best efforts to list its shares of Common Stock on the American Stock Exchange ("AMEX") within six months following the closing date. As a result of the current market conditions, the Company has put on hold a decision to list on AMEX.

         In connection with the BMO Offering, Joseph Gutnick, Renika Pty Ltd. and Chabad House of Caulfield Pty Ltd. (the "Gutnick Group") generally have agreed not to acquire, transfer or dispose of any shares of Common Stock or other securities of the Company or enter into any agreements or make any announcements with respect thereto for a period of one year following the Closing, except that the Gutnick Group is not prohibited from (i) selling shares to an industry participant such as a mining company or fertilizer manufacturer or user in an off-market transaction; (ii) selling up to 2,000,000 shares commencing 180 days after the closing date; provided that BMO shall have the right to act as the broker for any sales that are made on market; and (iii) selling shares in response to a takeover offer for all of the outstanding shares of the Company.

         Effective July 14, 2008, the Company entered into a Shares Option Agreement with the Indian Farmers Fertilizer Cooperative Limited ("IFFCO") to finance the Company's operations.

         Under the Share Options Agreement, IFFCO received options to purchase 30 million shares of Common Stock of the Company on the following terms:

         e. 5,000,000 options, at an exercise price of US$2.50 per share and expiring 60 days from July 11, 2008;
         f. 8,000,000 options, at an exercise price of US$3.00 per share and expiring 12 months from July 11, 2008;
         g. 8,000,000 options, at an exercise price of US$3.50 per share and expiring 18 months from July 11, 2008;
         h. 9,000,000 options, at an exercise price of US$4.00 per share and expiring 24 months from July 11, 2008.

         During the third quarter of 2008, the 5,000,000 options issued to IFFCO, at an exercise price of US$2.50 per share and expiring 60 days from July 11, 2008 were exercised on August 11, 2008 and pursuant to the Share Options Agreement, received a 1.2% discount on the exercise price. The total amount received was A$13,672,091 (US$12,350,000) and the Company issued 5,000,000 shares of common stock.

         The total remaining proceeds amount to US$88 million, and when exercised will be utilized to fund expenditure related to the Company's phosphate project.

         The Company accounts for these options as a financing activity and accordingly, records all proceeds upon exercise of such options within shareholders equity.

         The Share Options Agreement also gives IFFCO a pre-emptive right to acquire its pro rata share of future issuances of Common Stock by the Company, with certain exceptions.

         Pursuant to the Shares Option Agreement, the parties agreed to enter into a long-term rock off-take agreement, which shall be separately negotiated but which shall be based on certain principles which were previously described in the Company's Quarterly Report of Form 10-Q for the fiscal quarter ended June 30, 2008.

         Effective as of August 7, 2008, the Company filed a Registration Statement on Form S-1/A with the Securities and Exchange Commission to register the 42,000,000 shares of common stock and 840,000 shares issuable upon exercise of options that were issued in the BMO private placement offering in June 2008. The Registration Statement was declared effective on September 30, 2008.

         The Company is considered to be an exploration stage company, with no significant revenue, and is dependent upon the raising of capital through placement of its common stock, preferred stock or debentures to fund its operations. In the event the Company is unsuccessful in raising such additional capital or to produce operating revenues in the future, it may not be able to continue active operations.

Cautionary Safe Harbor Statement under the United States Private Securities Litigation Reform Act of 1995.

         Certain information contained in this Form 10-Q's forward looking information within the meaning of the Private Securities Litigation Act of 1995 (the "Act") which became law in December 1995. In order to obtain the benefits of the "safe harbor" provisions of the act for any such forwarding looking statements, the Company wishes to caution investors and prospective investors about significant factors which among others have affected the Company's actual results and are in the future likely to affect the Company's actual results and cause them to differ materially from those expressed in any such forward looking statements. This Form 10-Q report contains forward looking statements relating to future financial results. Actual results may differ as a result of factors over which the Company has no control including, without limitation:

         o The risk factors set forth in Item 1A of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007,
         o The possibility that the phosphates we find are not commercially economical to mine,
         o The possibility that we do not find other minerals or that the other minerals we find are not commercially economical to mine,
         o The risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather or geologically related conditions),
         o        Changes  in the market  price of  phosphate,  base  metals and diamonds,
         o The uncertainties inherent in our production, exploratory and developmental activities, including risks relating to permitting and regulatory delays,
         o        The uncertainties inherent in the estimation of ore reserves,
         o        The   effects   of   environmental   and  other   governmental
                  regulations, and
         o Uncertainty as to whether financing will be available to enable further exploration and mining operations.

         Investors are cautioned not to put undue reliance on forward-looking statements. We disclaim any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

         Additional information which could affect the Company's financial results is included in the Company's Form 10-K on file with the Securities and Exchange Commission.

Item 3.       Quantitative and Qualitative Disclosures About Market Risk.

         At September 30, 2008, the Company had no outstanding loan facilities. At September 30, 2008, assuming no change in the cash at bank, a 10% change in the A$ versus US$ exchange rate would have a A$1,246,363 effect on the Company's cash position.


Item 4.       Controls and Procedures.

(a)      Evaluation  of  disclosure  controls  and  procedures.

         Our principal executive officer and our principal financial officer evaluated the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934 as amended) as of the end of the period covered by this
         report.  Based on that  evaluation,   such  principal  executive
         officer and principal financial officer concluded that, the Company's disclosure control and procedures were effective as of the end of the period covered by this report.

(b)      Change in Internal Control over Financial Reporting.

         No change in our internal control over financial reporting occurred during our most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect our internal control over financial reporting.

(c) We believe that a controls system, no matter how well designed and operated, can not provide absolute assurance that the objectives of the controls system, no matter how well designed and operated, can not provide absolute assurance that the objectives of the controls system are met, and no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within a company have been detected.

                           PART II - OTHER INFORMATION

Item 1.       Legal Proceedings.

         There are no pending legal proceedings to which the Company is a party, or to which any of its property is the subject, which the Company considers material.

Item 1A  Risk Factors

         An investment in the Company involves a high degree of risk.

         In addition to the other information set forth in this report, you should carefully consider the factors discussed in Part I, "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 which could materially affect our business, financial condition or future results. The risks described in our Annual Report on Form 10-K are not the only risks facing the Company. Other unknown or unpredictable factors could also have material adverse effects on future results.

Item 2.       Unregistered Sales of Equity Securities and Use of Proceeds.

         Not Applicable

Item 3.       Defaults Upon Senior Securities.

         Not Applicable

Item 4.       Submission of Matters to a Vote of Security Holders.

         Not Applicable

Item 5.       Other Information.

         Not Applicable

Item 6.       Exhibits.

Exhibit No.         Description
-----------         -----------

31.1 Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 by Joseph Isaac Gutnick (6)

31.2 Certification of Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 by Peter James Lee (6)

32.1 Certification of Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 by Joseph Isaac Gutnick (6)

32.2 Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 by Peter James Lee (6)

                                    FORM 10-Q



                                   SIGNATURES


Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorised.


                                   LEGEND INTERNATIONAL HOLDINGS, INC.

                                   (Registrant)




                                   By:   /s/ Peter J Lee
                                         ------------------------------------
                                   Peter J Lee
                                   Chief Financial Officer and Secretary


Dated: November 13, 2008

                                  EXHIBIT INDEX

Exhibit No.         Description
-----------         -----------

31.1 Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 by Joseph Isaac Gutnick (6)

31.2 Certification of Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 by Peter James Lee (6)

32.1 Certification of Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 by Joseph Isaac Gutnick (6)

32.2 Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 by Peter James Lee (6)

                                  Exhibit 31.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Joseph Isaac Gutnick, Chief Executive Officer, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Legend International Holdings, Inc. (the "registrant");

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13(a)-15(e) and 15(d)-15(e)) and internal controls over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

                  a) designed such disclosure controls and procedures or caused such disclosure controls and procedures to be designed under our supervision to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

                  b) designed such internal controls over financial reporting, or caused such internal controls over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted principles;

                  c) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report based on such evaluation; and

                  d) disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

                  a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

                  b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.



Date: November 13, 2008


                                      /s/ Joseph I. Gutnick
                             ---------------------------------------------
                             Name:    Joseph I. Gutnick
                             Title:   Chairman of the Board, President and Chief
                                      Executive Officer
                                      (Principal Executive Officer)

                                  Exhibit 31.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Peter James Lee, Chief Financial Officer, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Legend International Holdings, Inc. (the "registrant");

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13(a)-15(e) and 15(d)-15(e)) and internal controls over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

                  a) designed such disclosure controls and procedures or caused such disclosure controls and procedures to be designed under our supervision to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

                  b) designed such internal controls over financial reporting, or caused such internal controls over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted principles;

                  c) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report based on such evaluation; and

                  d) disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

                  a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

                  b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.



Date: November 13, 2008




                                        /s/ Peter Lee
                               ---------------------------------------------
                               Name:    Peter Lee
                               Title:   Secretary and
                                        Chief Financial Officer
                                        (Principal Financial Officer)

                                  Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the quarterly report on Form 10-Q of Legend International Holdings, Inc. (the "Company") for the quarter ended September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "report"), the undersigned, Joseph Isaac Gutnick, Chief Executive Officer of the Company, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

         (1) The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date:  November 13, 2008


                                 /s/ Joseph Isaac Gutnick
                                 ------------------------------------
                                 Joseph Isaac Gutnick
                                 Chairman of the Board, President and
                                 Chief Executive Officer
                                 (Principal Executive Officer)

                                  Exhibit 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the quarterly report on Form 10-Q of Legend International Holdings, Inc. (the "Company") for the quarter ended September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "report"), the undersigned, Peter James Lee, Chief Financial Officer of the Company, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 that:

         (1) The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date:  November 13, 2008




                                     /s/ Peter James Lee
                                     ----------------------------------
                                     Peter James Lee
                                     Secretary and
                                     Chief Financial Officer